Exhibit 8.2

KRAMER LEVIN NAFTALIS & FRANKEL LLP

March 9, 2010

Baltic Trading Limited

299 Park Avenue

20th Floor

New York, New York 10171

Ladies and Gentlemen:

We have acted as United States tax counsel to Baltic Trading Limited, a Marshall Islands corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, including the prospectus contained therein (the “Prospectus”), with the Securities and Exchange Commission (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of 18,745,000 shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”). All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

For purposes of the opinion set forth below, we have reviewed and relied upon the Registration Statement, the Prospectus and such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion.  In addition, in rendering our opinion we have relied upon certain statements of factual matters made by the Company, which we have neither investigated nor verified.  We have assumed that such statements are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements will be taken.  We have also assumed that all statements made “to the best knowledge of” or “beliefs” of any persons other than the Company will be true, correct, and complete as if made without such qualification.  Any inaccuracy in, or breach of, any of the aforementioned statements and assumptions, or any change after the date hereof in applicable law, could adversely affect our opinion.  No ruling has been (or will be) sought from the Internal Revenue Service (the “Service”) by the Company as to the United States federal income tax consequences to holders of Common Stock.  The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with such opinion.

Based upon and subject to the foregoing as well as the limitations set forth below, under presently applicable United States federal income tax law,  the statements of law set forth in the Prospectus under the headings “Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders,” “— U.S. Federal Income Taxation of Non-U.S. Holders,” and “— Backup Withholding and Information Reporting”  constitute our opinion as to the material United States federal income tax consequences  to U.S. and Non-U.S. Holders who acquire shares of Common Stock.

1177 AVENUE OF THE AMERICAS     NEW YORK NY 10036-2714     PHONE 212.715.9100    FAX 212.715.8000    WWW.KRAMERLEVIN.COM

ALSO AT 47 AVENUE HOCHE    75008 PARIS FRANCE

No opinion is expressed as to any matter not specifically addressed above.  Also, no opinion is expressed as to the tax consequences of the purchase, ownership, and disposition of Common Stock under any non-United States, state, or local tax law.  Furthermore, our opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption under the caption “Legal Matters” in the Prospectus. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

This opinion is being delivered to you for the purpose of being included as an exhibit to the Registration Statement and, except as set forth above, may not be circulated, quoted, or otherwise referred to for any other purpose without our written consent.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP